                                                                     Exhibit (i)

                           Morgan, Lewis & Bockius LLP
                           1111 Pennsylvania Ave N.W.
                             Washington, D.C. 20004


November 27, 2002

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  iShares Trust, File Nos. 333-92935 and 811-09729
     ------------------------------------------------

Ladies and Gentlemen:

We represent iShares Trust (the "Trust") in connection with its filing of Post-Effective Amendment No. 17 (the "Post-Effective Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act for the purpose of incorporating updated financial information and to incorporate other non-material changes regarding the iShares Goldman Sachs Index Funds and the iShares MSCI EAFE Index Fund.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ W. John McGuire

W. John McGuire

                           Morgan, Lewis & Bockius LLP
                           1111 Pennsylvania Ave N.W.
                             Washington, D.C. 20004




November 27, 2002




iShares Trust
c/o Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA  94105

Re: Opinion of Counsel regarding Post-Effective Amendment No. 17 to the Registration Statement filed on Form N-1A under the Securities Act of 1933
    (File No. 333-92935)

Ladies and Gentlemen:

We have acted as counsel to iShares Trust, a Delaware business trust (the "Trust"), in connection with the above-referenced Registration Statement (as amended, the "Registration Statement") which relates to the Trust's units of beneficial interest, no par value per share (collectively, the "Shares"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 17 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a) a certificate of the State of Delaware as to the existence and good standing of the Trust;

(b) the Agreement and Declaration of Trust for the Trust and all amendments and supplements thereto (the "Declaration of Trust");

(c) a certificate executed by Sandra Madden, the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and Amended and Restated By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

(d)  a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP